SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 28, 2008

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

(c) Bradley H. Feldmann, (47) has been appointed as President of Cubic Defense Applications, Inc. (“CDA”), effective immediately.  Mr. Feldmann does not have an employment contract with the Company other than under its standard Transition Protection Plan.

Mr. Feldmann has had no transaction with management or other persons described in Item 404(a) of Regulation S-K except for his employment compensation and the value of his benefits with CDA.

Mr. Feldmann was Chief Operating Officer of CDA in 1999 and had been employed by CDA in a variety of capacities for the previous10 years.  During 2007 until joining CDA he was Chief Operating Officer of Omniplex World Services Corporation which provided personnel security services to civilian, military and government personnel in a variety of environments.  During 2005 and 2006 he was President and Chief Executive Officer of USProtect Corporation which was engaged in homeland defense and guard force protection.  During 2000-2004 he served as Executive Corporate Vice President for Business Development and Strategy of ManTech International Corporation a publicly held federal IT services company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	May 28, 2008
/s/ William L. Hoese
William L. Hoese
VP, Corporate Secretary & General Counsel